Exhibit 10.24





                              EMPLOYMENT AGREEMENT

     Agreement (hereinafter "Agreement") dated as of December 2, 1998 by and between CFM Technologies, Inc., a Pennsylvania corporation having a place of business at 1381 Enterprise Drive, West Chester, PA 19380 ("CFM"), and Rudra Kar, an individual residing at 5840 West Park Avenue, Chandler, AZ 85226 ("Kar").

                                   WITNESSETH:

     WHEREAS, CFM desires to employ Kar as Vice President - Engineering and Kar desires to be employed by CFM as Vice President - Engineering, all pursuant to the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, and intending to be legally bound hereby, it is agreed as follows:

     1. EMPLOYMENT: DUTIES

     CFM engages and employs Kar, and Kar hereby accepts engagement and employment, as Vice President - Engineering to direct, supervise and have responsibility for the engineering operations of CFM and to perform such other services and duties as the President of CFM, in his sole discretion, shall reasonably determine.

          Subject to Paragraph 4, Kar shall devote his full business time, energy and skill to his duties hereunder and such level of effort shall be on a full time basis. It is understood and agreed that Kar may not engage in other business activities during the term of this contract, whether or not for profit or other pecuniary advantage; provided, however, that Kar may make personal financial investments which do not involve his active participation and may engage in other activities, including service as a member of the board of directors of any bank or other financial institution, or as a member of the board of directors of any other corporation with written approval of the Board, to the extent that none of such activities hinder or interfere with the performance of his duties under this agreement or conflict with CFM's policies concerning conflict of interest or the business of CFM in any material way.


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2.       COMPENSATION

     As compensation for the performance of his duties on behalf of CFM, Kar shall be compensated as follows:

     (a)  A base salary of $145,000 per annum.

     (b) Employee fringe benefits including, but not limited to, such health insurance, long-term disability insurance, life insurance, company savings and investment plan participation, vacations and holidays as made available to other employees.

     (c) The grant of non-qualified options to purchase 50,000 shares of the common stock of CFM are subject to the terms and conditions of CFM's then applicable Employee Stock Option Plan.

     (d) Other compensation as described in CFM's employment offer letter to you dated December 2, 1998.

3.  REPRESENTATIONS AND WARRANTIES BY KAR AND CFM

     Kar hereby represents and warrants to CFM as follows:

     (a) Neither the execution and delivery of this Agreement nor the performance by Kar of his duties and other obligations hereunder violate or will violate any statute, law, determination or award, or conflict with or constitute a default under (whether immediately, upon the giving of notice or lapse of time or both) any prior employment agreement, contract, or other instrument to which Kar is a party or by which he is bound.

     (b) Kar has the right, power and legal capacity to enter and deliver this Agreement and to perform his duties and other obligations hereunder. This agreement constitutes the legal, valid and binding obligation of Kar enforceable against him in accordance with its terms. No approvals or consents of any persons or entities are required for Kar to execute and deliver this Agreement or perform his duties and other obligations hereunder.

         CFM hereby represents and warrants to Kar as follows:

     (a) CFM is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, with all requisite corporate power and authority to own its properties and conduct its business in the manner presently contemplated.

     (b) CFM has full power and authority to enter into this Agreement and to incur and perform its obligations hereunder.

     (c) The execution, delivery and performance by CFM of this Agreement does not conflict with or result in a breach or violation of or constitute a default under (whether immediately, upon the giving of notice or lapse of time or both) the certificate of incorporation or by-laws of CFM, or any agreement or instrument to which CFM is a party or by which CFM or any of its properties may be bound or affected.


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4.       TERMINATION

     (a) Kar's employment hereunder shall begin on or about January 15, 1999 and shall continue until terminated upon the first to occur of the following events:

          (i) The death or disability of Kar. CFM may, at its option, terminate Kar's employment for "disability" (as hereinafter defined). In the event of termination for death or disability, Kar or his designated beneficiary, shall only be entitled to termination benefits pursuant to Paragraph 4(a)(iv). For purposes of this Agreement, the term "disability" means any physical or mental illness, disability or incapacity which prevents Kar from performing, with or without accommodation, substantially all of his duties hereunder for a period totaling not less than one hundred eighty (180) days during any period of twelve (12) consecutive months.

          (ii) Termination by the President, Chairman or Board of Directors of CFM for cause. Any of the following actions by Kar shall constitute cause:

               (A) Material breach by Kar of the provisions of the CFM Non-Disclosure and Invention Agreement which he is a party to, a copy of which is attached hereto;

               (B) Theft; a material act of dishonesty or fraud; intentional falsification of any employment or Company records; or the commission of any criminal act which impairs Kar's ability to perform appropriate employment duties under this Agreement;

               (C) Kar's conviction (including any plea of guilty or nolo contendere) for a crime involving moral turpitude causing material harm to the reputation and standing of the CFM;

               (D) Gross negligence or willful misconduct in the performance of Kar's assigned duties (but not mere unsatisfactory performance).

         (iii) Termination by Kar for cause. Any of the following actions or omissions by CFM shall constitute just cause:

               (A) Material breach by CFM of any provision of this Agreement which is not cured by CFM within fifteen (15) days of written notice thereof from Kar; or

               (B)  Any action by CFM to intentionally harm Kar.

          (iv) Termination by the President, Chairman or Board of Directors of CFM without cause. In such case, the following provisions will apply:

               (A) If termination occurs within two (2) years from Kar's starting date of employment, then CFM will continue to pay Kar's then current base salary for the period commencing with the date of such termination and ending twelve months thereafter.


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               (B)  If termination occurs after two (2) years from the date of
                    Kar's starting date of employment, then CFM will continue to pay Kar's then current base salary for the period commencing with the date of such termination and ending twelve months thereafter, or until the date Kar shall commence permanent, full-time employment elsewhere, whichever shall first occur; provided however, that such payments will continue for a period of no less than six (6) months, irrespective of Kar's subsequent employment elsewhere.

          (v) Termination by Kar without cause, providing that notice of such termination shall be not less than 90 days prior to the effective date of such termination. In such case, CFM shall have the option of terminating Kar's duties and responsibilities at any time prior to Kar's proposed termination date, subject to payment by CFM of the lesser of Kar's then current base pay for the ninety
               (90) day period, or such other period as would be otherwise remaining under the notice given by Kar.

5.       RELEASE OF CLAIMS

     CFM may condition payment of the cash termination benefits described in
Section 4(iv) of this Agreement upon the delivery by Kar of a signed release of claims in a form reasonably satisfactory to CFM; provided, however, that Kar shall not be required to release any rights Kar may have to be indemnified by the Company.

6.       NOTICES

     Any notice or other communication under this Agreement shall be in writing and shall be deemed to have been given: (i) upon delivery when delivered personally against receipt therefor; (ii) one (1) day after being sent by Federal Express or similar overnight delivery; or (iii) three (3) days after being mailed via registered or certified mail, postage prepaid, return receipt requested, to either party at the address set forth above, or to such other address as such party shall give by notice hereunder to the other party.

7.       SEVERABILITY OF PROVISIONS

     If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in frill force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.

8.       ARBITRATION

     Any dispute or disagreement arising out of this Agreement or a claimed breach, shall be resolved by arbitration in Chester County, Pennsylvania under the Voluntary Labor Arbitration Rules of the American Arbitration Association. The arbitrator's decision shall be final and binding upon the parties and judgment may be entered in any court.


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9.       ENTIRE AGREEMENT MODIFICATION

     This Agreement contains the entire agreement of the parties relating to the subject matter hereof and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto

10.      BINDING EFFECT

     The rights, benefits, duties and obligations under this Agreement shall inure to, and be binding upon, CFM, its successors and assigns, and upon Kar and his legal representatives. This Agreement constitutes a personal service agreement, and the performance of Kar's obligations hereunder may not be transferred or assigned by Kar.

11.      GOVERNING LAW

     This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the Commonwealth of Pennsylvania without regard to principles of conflict of laws.

12.      HEADINGS

     The headings of paragraphs are inserted for convenience and shall not affect any interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties hereto. intending to be legally bound hereby, have executed this Agreement as of the day and year first above written.



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RUDRA KAR



ACCEPTED:         /s/ Rudra N. Kar                12/2/98
                  --------------------------      -------------------
                  Rudra N. Kar                    Date



CFM TECHNOLOGIES, INC

/s/ Roger A. Carolin                              12/2/98
--------------------------------------------      -------------------
Roger A. Carolin                                  Date



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